Exhibit 10.6

SERVICES AGREEMENT

(J.F. Shea, L.P. and J.F. Shea Construction Management, Inc.)

THIS SERVICES AGREEMENT (this “Agreement”) is dated as of May 1, 2011 (the “Effective Date”) is between SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership, SHEA HOMES, INC., a Delaware corporation, and the parties listed on Exhibit A attached hereto (collectively, “Shea Homes”) and J.F. SHEA, L.P., a Delaware limited partnership, and J.F. SHEA CONSTRUCTION MANAGEMENT, INC., a California corporation (collectively “General Partners”).

R E C I T A L S

A. Shea Homes is a homebuilder with operations in California, Arizona, Colorado, Florida, Nevada and Washington States.

B. General Partners are the direct and indirect general partners of Shea Homes Limited Partnership and have historically provided management, licensing and other services to Shea Homes.

C. The services that are presently being provided by General Partners to Shea Homes, together with services that have historically been provided and that may be provided again in the future, shall be collectively referred to herein as the “Services.”

D. This Agreement shall formalize and document Shea Homes and General Partners’ historic and ongoing relationship and practices, including the payment of fees and the reimbursement of costs by Shea Homes to General Partners for the Services.

A G R E E M E N T

NOW THEREFORE, in consideration of the mutual promises contained herein, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shea Homes and General Partners hereby agree as follows

1. Appointment. Shea Homes hereby retains General Partners to perform the Services and General Partners hereby agrees to perform the Services on the terms and conditions hereinafter set forth. General Partners shall perform the Services in a professional manner, in accordance with good and accepted practices consistent with practices performed by others who perform services similar to the Services. The parties executing this Agreement on behalf of Shea Homes acknowledge and agree that they have the authority to bind each of the entities listed on Exhibit A attached hereto and that such parties shall be deemed to be a party to this Agreement as if such entities had also signed this Agreement.

2. Term. This Agreement shall commence on the Effective Date and, subject to the provisions of Section 5 respecting termination, terminate on the ten (10) year anniversary of the Effective Date. This Agreement shall be automatically renewed for successive one (1) year renewal terms, subject, however, to the provisions of Section 5 respecting termination.

3. Compensation of General Partners. General Partners shall be compensated as follows during the term of this Agreement:

a. Service Fee. Historically General Partners not charged Shea Homes a fee for performing the Services, but rather they have merely been reimbursed its expenses in the manner described in Section 3(b) below. General Partners reserve the right to charge a reasonable fee in the future provided that such fee does not exceed the fee typically charged by unaffiliated providers of services similar to the Services and in no event shall the annual fee exceed ten percent (10%) of the annual expense reimbursement due to General Partners under Section 3(b).

b. Expenses. Shea Homes shall reimburse General Partners for any expenses paid by the General Partners on behalf of the Shea Homes or in furtherance of General Partners’ obligations under this Agreement. Expenses incurred by General Partners on behalf of Shea Homes and other affiliates shall be reasonably prorated by General Partners in such manner as General Partners shall determine in good faith and in accordance with past historical practice.

4.	Hold Harmless.

a. Except as provided in Section 4(b) below, Shea Homes shall indemnify, defend and hold harmless General Partners from any and all actions, administrative proceedings, causes of action, charges, claims, commissions, costs, including, but not limited to, all attorneys’ fees, at both the trial and appellate levels, and other expenses of litigation, damages, decrees, demands, duties, expenses, fees, fines, judgments, liabilities, losses, obligations, orders, penalties, recourses, remedies, responsibilities, rights, suits and undertakings of every nature and kind whatsoever at law or in equity, whether meritorious or frivolous (all of said matters being herein collectively called “Claims”) arising out of or relating to the Services

b. General Partners shall indemnify, defend and hold harmless Shea Homes from any and all Claims arising out of, or in any manner connected with, any criminal, willful and wanton or grossly negligent act or omission of General Partners arising out of or relating to the Services.

5.	Termination.

a. Without Cause. During the term of this Agreement, any party may terminate this Agreement with respect to such party upon three hundred sixty-five (365) days’ prior written notice to the other parties hereto.

b. General Partners’ Default. Notwithstanding Section 5(a), (i) General Partners shall default in the performance of any of General Partners’ obligations under this Agreement and such default shall continue for sixty (60) days after written notice from Shea Homes to General Partners designating such default, or if such default cannot be cured within a sixty (60) day period, if General Partners has not commenced such cure and is not diligently pursuing such cure during such sixty (60) day period, Shea Homes may terminate this Agreement by written notice to General Partners given at any time thereafter while such default shall be continuing, in which event this Agreement shall terminate upon the giving of such notice (unless such notice shall specify that such termination shall be effective at a later date, in which event the term shall terminate upon the later date so specified).

c. Shea Homes’ Default. Notwithstanding Section 5(a), if Shea Homes shall default on its obligation to make any payment to General Partners pursuant to this Agreement and such default shall continue for ten (10) days after written notice from General Partners to Shea Homes designating such default, then General Partners may terminate this Agreement. If Shea Homes shall default in the performance of any of its other obligations under this Agreement, then the notice and cure periods referenced in Section 5(b) above shall apply (except that General Partners shall be required to deliver notice, Shea Homes shall be required to cure and General Partners shall have the right to terminate).

d. Duties after Termination. Notwithstanding the termination of this Agreement under this Section 5, General Partners shall furnish to Shea Homes, or to anyone designated by Shea Homes, all such information, and take all such action as Shea Homes shall reasonably require in order to effectuate a professional, orderly and systematic ending of General Partners duties and activities hereunder.

e. Shea Homes’ Obligation to Pay. Unless Shea Homes terminates this Agreement by reason of General Partners’ default, Shea Homes shall immediately pay to General Partners all sums due General Partners under this Agreement up to the effective termination date.

6. Notices. All notices required or permitted by any party under this Agreement shall be served upon any party by (a) personal delivery, (b) by United States mail, postage prepaid, by registered or certified mail, return receipt requested, (c) by facsimile or email followed by a written notice sent in accordance with (a), (b) or (d), or (d) by overnight courier, addressed to the respective parties at their respective addresses as set forth below:

To Shea Homes:

655 Brea Canyon Road

Walnut, California 91789

Attn: Bruce Varker, CFO, Shea Homes

To General Partners:

655 Brea Canyon Road

Walnut, California 91789

Attn: Peter Shea, Jr., CEO

Delivery shall be deemed complete on the earlier of actual receipt if personally delivered, or upon completion of transmission if by facsimile or email, two (2) postal delivery days after mailing, or one (1) business day after deposit with an overnight courier. The addresses to which notices and demands shall be delivered or sent may be changed from time to time, by notice served as provided above by any party to the other parties.

7.	Miscellaneous.

a. No Joint Venture. Nothing herein shall be deemed or construed to create any partnership, joint venture or other form of joint enterprise between the parties hereto.

b. Agreement Not Assignable. This Agreement is personal in nature, and neither party may, without the express prior written consent of the other party, assign or transfer its rights hereunder, nor permit any assignee or transferee to assume its obligations hereunder. Notwithstanding the foregoing, General Partners may assign this Agreement to an affiliate or other party that is under the same management or control as General Partners.

c. Entire Agreement and Binding Effect. This Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior written and oral representation and statements between the parties. No modification or amendment of this agreement shall be effective unless made by supplemental agreement in writing, executed by both of the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and to the extent assignment does not violate the provisions of Section 7(b) hereof, upon their respective successors and assigns.

d. California Law. This Agreement is made under and shall be governed by the internal laws of the State of California without reference to choice of law or conflicts of law provisions. Any court of competent jurisdiction within the State of California shall be the proper forum for bringing an action to enforce or construe the provisions of this Agreement. If any court of competent jurisdiction is unable to construe any provision of this Agreement or holds any part thereof to be invalid, such holding shall in no way affect the validity of the remainder of this Agreement.

e. Counterparts. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and counterpart signature pages may be detached and assembled to form a single original document. This Agreement may be executed and delivered by the exchange of electronic facsimile or email copies of counterparts of the signature page, which shall be considered the equivalent of ink signature pages for all purposes.

f. Attorneys’ Fees. In any action at law or in any other proceeding to enforce any of the provisions or rights under this Agreement, the prevailing party shall be entitled to costs, expenses, and reasonable attorneys’ fees (including, without limitation, costs, expenses, and fees in connection with any appeal).

[Signatures on Next Page]

IN WlTNESS WHEREOF, Shea Homes and General Partners have each caused their duly authorized officers to execute this Agreement as of the day and year first written above.

SHEA HOMES

SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership

By:	/s/ James Shontere
Name:	James Shontere
Title:	Secretary

By:	/s/ Robert O’Dell
Name:	Robert O’Dell
Title:	Treasurer

SHEA HOMES, INC. a Delaware corporation

By:	/s/ James Shontere
Name:	James Shontere
Title:	Secretary

By:	/s/ Robert O’Dell
Name:	Robert O’Dell
Title:	Treasurer

GENERAL PARTNERS

J.F. SHEA, L.P. a Delaware limited partnership

By:	/s/ James Shontere
Name:	James Shontere
Title:	Secretary

By:	/s/ Robert O’Dell
Name:	Robert O’Dell
Title:	Treasurer

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JF SHEA CONSTRUCTION MANAGEMENT, INC.,

a California corporation

By:	/s/ James Shontere
Name:	James Shontere
Title:	Secretary

By:	/s/ Robert O’Dell
Name:	Robert O’Dell
Title:	Treasurer

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EXHIBIT A

PARTIES TO THE AGREEMENT

In addition to the parties executing this Agreement on behalf of Shea Homes, the following subsidiaries of Shea Homes shall also be parties to this Agreement:

All subsidiaries of Shea Homes Limited Partnership

All subsidiaries of Shea Homes, Inc.

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